Exhibit 99.1

Nucor Corporation

LETTER OF TRANSMITTAL

Offer to Exchange

Up to $439,312,000 of 2.979% Notes due 2055

That Have Been Registered Under

the Securities Act of 1933, as Amended

For a Like Principal Amount of

2.979% Notes due 2055

That Have Not Been Registered Under

the Securities Act of 1933, as Amended

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2021, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER, HOLDERS MUST VALIDLY TENDER THEIR EXISTING NOTES (AS DEFINED BELOW) AT OR PRIOR TO THE EXPIRATION DATE. TENDERS OF EXISTING NOTES MAY NOT BE WITHDRAWN AFTER 5:00 P.M., NEW YORK CITY TIME, ON                 , 2021 (SUCH DATE AND TIME, THE “WITHDRAWAL DEADLINE”), EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES AS SET FORTH HEREIN.

The Exchange Agent and the Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328

By Registered or Certified Mail or Hand Delivery (Eligible Institutions Only):

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 334-0384

By E-mail: nucor@dfking.com

The instructions contained in this Letter of Transmittal should be read carefully before it is completed. This Letter of Transmittal need not be completed by holders tendering Existing Notes through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”). By tendering Existing Notes and accepting the New Notes (as defined below) in the Exchange Offer and by delivering an “agent’s message” through ATOP, holders will be deemed to have made the acknowledgements, representations and agreements set forth in the Prospectus (as defined below) and in this Letter of Transmittal. This Letter of Transmittal may be used to participate in the Exchange Offer if Existing Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP.

The undersigned acknowledges receipt of the Prospectus, dated                 , 2021 (the “Prospectus”), of Nucor Corporation (“Nucor,” the “Company,” “we,” “us” or “our”) and this Letter of Transmittal (this “Letter of Transmittal”), which together describe Nucor’s offer (the “Exchange Offer”) to exchange up to $439,312,000 aggregate principal amount of its 2.979% Notes due 2055 (“New Notes”) that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its 2.979% Notes due 2055 (CUSIP Nos. 670346 AT2 and U66980 AC4 / ISIN Nos. US670346AT26 and USU66980AC46) (“Existing Notes”) that have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal. Nucor is relying on the position of the staff (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) enunciated in Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991), as interpreted in Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), to consummate the Exchange Offer. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

We are offering to exchange all of our outstanding Existing Notes for a like principal amount of New Notes. As set forth in the Prospectus, the terms of the New Notes are substantially identical in all material respects to the terms of the Existing Notes, except that the New Notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Existing Notes do not apply to the New Notes. Holders of the New Notes will not be, and upon consummation of the Exchange Offer, holders of the Existing Notes will no longer be, entitled to (i) the right to receive payments of additional interest, if any, or (ii) certain other rights intended for holders of Existing Notes, in either case, under the registration rights agreement, dated as of December 7, 2020, among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as lead dealer managers, and Deutsche Bank Securities Inc., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and MUFG Securities Americas Inc., as co-dealer managers (the “Registration Rights Agreement”), except in limited circumstances described in the Prospectus. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to the Trustee (as defined below) of New Notes in the same aggregate principal amount as the aggregate principal amount of Existing Notes that are tendered by holders thereof pursuant to the Exchange Offer.

The Existing Notes are governed by, and were issued pursuant to, the terms of an indenture, dated as of August 19, 2014, as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, a second supplemental indenture, dated as of May 22, 2020, and a third supplemental indenture, dated as of December 7, 2020, in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (together, the “Indenture”). The New Notes will be governed by the terms of the Indenture.

Interest on the New Notes will accrue from the date interest on the Existing Notes was most recently paid, at the rate of 2.979% per annum. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of record on the immediately preceding June 1 and December 1, respectively.

The Company reserves the right, in its sole discretion, to extend the Exchange Offer or to amend or terminate the Exchange Offer if any of the conditions described under the heading “The Exchange Offer—Conditions” in the Prospectus have not been satisfied or waived by giving notice to the Exchange Agent of the extension, amendment or termination. Further, the Company reserves the right, in its sole discretion, to amend the terms of the Exchange Offer in any manner. The Company will, as promptly as practicable, give written notice of any extension, amendment or termination of the Exchange Offer to the holders of the Existing Notes. The minimum period during which the Exchange Offer will remain open following material changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer will depend upon the facts and circumstances of such changes, including the relative materiality of the changes. If the Company determines to extend the Exchange Offer, it will notify the Exchange Agent of any extension and give each registered holder notice of the extension by means of a press release or other public announcement, which notice shall include the approximate number of Existing Notes tendered to date, before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

All of the Existing Notes are held in book-entry form through the facilities of DTC. New Notes will be delivered in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian, as specified in the table below entitled “Method of Delivery.”

Holders of Existing Notes tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute tenders through ATOP, for which the Exchange Offer is eligible. Financial institutions that are DTC participants may execute tenders through ATOP by transmitting acceptance of the Exchange Offer to DTC at or prior to the Expiration Date. DTC will verify acceptance of the Exchange Offer, execute a book-entry transfer of the tendered Existing Notes into the account of the Exchange Agent at DTC and send to the Exchange Agent a “book-entry confirmation,” which shall include an agent’s message. The term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states the aggregate principal amount of Existing Notes that have been tendered by such participant pursuant to the Exchange Offer, that DTC has received an express acknowledgment from a participant in DTC tendering Existing Notes, that such participant has received this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal, and that Nucor may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations, warranties and agreements set forth in this Letter of Transmittal are true and correct. Accordingly, holders who tender their Existing Notes through DTC’s ATOP procedures shall be bound by, but need not complete, this Letter of Transmittal.

To effect a valid tender of Existing Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the tables below entitled “Description of Existing Notes Tendered” and “Method of Delivery” and sign this Letter of Transmittal where indicated. Existing Notes can be tendered only in principal amounts equal to the minimum authorized denomination of $2,000 and integral multiples of $1,000 in excess thereof, as set forth under the heading “The Exchange Offer—Minimum Authorized Denominations” in the Prospectus.

Any holder that is a bank, broker or other custodial entity holding Existing Notes on behalf of more than one beneficial owner may submit to the Exchange Agent a list of the aggregate principal amount of Existing Notes owned by each such beneficial owner, and the Exchange Agent, in determining the aggregate principal amount of New Notes to be issued to such holder, will treat each such beneficial owner as a separate holder. A holder whose Existing Notes are registered in the name of a bank, broker, dealer, custodian or other nominee should contact its nominee a sufficient time ahead of the Expiration Date to permit its nominee to participate in the Exchange Offer on its behalf.

If the undersigned holder of Existing Notes who will receive New Notes is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. If the undersigned holder of Existing Notes who will receive New Notes is a broker-dealer (a “Participating Broker-Dealer”), the undersigned represents that the Existing Notes to be exchanged for the New Notes were acquired for its own account as a result of market-making activities or other trading activities, and the undersigned acknowledges that it will deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Existing Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering or making available such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Nucor has not provided guaranteed delivery procedures in connection with the Exchange Offer.

The Exchange Offer is described in the Prospectus and in this Letter of Transmittal. All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore, you are urged to carefully read the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX BELOW. IN ORDER TO VALIDLY TENDER EXISTING NOTES FOR EXCHANGE, HOLDERS OF EXISTING NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER OF TRANSMITTAL OR A PROPERLY TRANSMITTED AGENT’S MESSAGE.

List below the Existing Notes to which this Letter of Transmittal relates. The Existing Notes and the principal amount of Existing Notes that the undersigned wishes to tender should be indicated in the appropriate boxes.

DESCRIPTION OF EXISTING NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in Which Existing Notes are Held (Please fill in if blank)	Aggregate Principal Amount Represented[1]	Principal Amount Tendered[2]

Total Principal Amount:

1   Unless otherwise indicated in the column “Principal Amount Tendered,” any tendering holder will be deemed to have tendered the entire aggregate principal amount represented by the Existing Notes indicated in the column labeled “Aggregate Principal Amount Represented.” The principal amount of Existing Notes tendered hereby must be equal to the minimum authorized denomination of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 aggregate principal amount of New Notes. See Instruction 4.

2   If no entry is made in this box, the entire aggregate principal amount represented by the listed Existing Notes will be deemed to have been tendered.

Failure to provide the information necessary to effect delivery of New Notes will render such holder’s tender defective, and Nucor will have the right, which it may waive, to reject such tender without notice.

METHOD OF DELIVERY

☐   CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC.

PROVIDE BELOW THE NAME OF THE DTC PARTICIPANT AND THE PARTICIPANT’S ACCOUNT NUMBER IN WHICH THE TENDERED EXISTING NOTES ARE HELD AND/OR THE CORRESPONDING NEW NOTES ARE TO BE DELIVERED.

Name of Tendering Institution:

DTC Participant Number:

Account Number:

Date Tendered:

Transaction Code Number:

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby acknowledges and agrees that:

(1)	any New Notes to be received by the holder of Existing Notes in the Exchange Offer will be acquired in the ordinary course of the holder’s business;

(2)

the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

(3)	the holder is not an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor; and

(4)	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes.

In addition, in connection with any resale of New Notes, any Participating Broker-Dealer who acquired the Existing Notes for its own account as a result of market-making activities or other trading activities must deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Existing Notes) by using the Prospectus contained in the registration statement of which the Prospectus forms a part that is declared effective by the SEC. We will allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the Prospectus in connection with the resale of such New Notes, subject to limitations set forth in the Registration Rights Agreement.

Any holder of Existing Notes using the Exchange Offer to participate in a distribution of the New Notes (i) cannot rely on the position of the Staff of the SEC enunciated in its interpretive letters with respect to Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991), as interpreted in Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), and similar interpretive letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

We will be deemed to have accepted validly tendered Existing Notes for exchange when, as and if we have given notice of our acceptance to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Existing Notes validly tendered and not validly withdrawn and accepted in accordance with the terms and conditions will be exchanged for New Notes as provided under the terms and conditions of the Exchange Offer described in the Prospectus. The undersigned understands that any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures set forth in the Prospectus and herein, at any time at or prior to the Withdrawal Deadline. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us.

If any Existing Notes are not accepted for exchange for any reason, or if Existing Notes are validly withdrawn, such Existing Notes will be returned, without expense, to the undersigned at its participant account at DTC shown above in the box entitled “Description of Existing Notes Tendered” or such other account as designated herein promptly after the expiration or termination of the Exchange Offer.

Following the later of the Withdrawal Deadline or the date upon which Existing Notes are tendered hereby, and subject to and effective upon Nucor’s acceptance for exchange of the principal amount of the Existing Notes tendered hereby, upon the terms and conditions set forth in the Prospectus and in this Letter of Transmittal, the undersigned hereby:

(1)

tenders to Nucor the Existing Notes indicated above in the box entitled “Description of Existing Notes Tendered,” and in doing so irrevocably sells, assigns and transfers to or upon the order of Nucor or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Existing Notes tendered hereby, such that thereafter the undersigned shall have no contractual or other rights or claims in law or equity against Nucor or any fiduciary, trustee or other person connected with the Existing Notes arising under, from or in connection with such Existing Notes or the Indenture;

(2)

waives any and all rights with respect to the Existing Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Existing Notes and the Indenture;

(3)

releases and discharges Nucor and its affiliates and the Trustee with respect to the Indenture from any and all claims that the undersigned may have, now or in the future, arising out of or related to the Existing Notes tendered hereby or the Indenture, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Existing Notes tendered hereby, other than accrued and unpaid interest on the Existing Notes or as otherwise expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any repurchase, redemption or defeasance of the Existing Notes tendered hereby; and

(4)

irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as Nucor’s agent with respect to the Existing Notes) with respect to any tendered Existing Notes, with full power of substitution and resubstitution, and irrevocably instructs the Exchange Agent (as its agent and attorney-in-fact) to complete and execute all or any forms of transfer and other documents at the discretion of the Exchange Agent (as its agent and attorney-in-fact) in relation to the Existing Notes tendered in favor of Nucor or any other person or persons as Nucor may direct and to deliver those forms of transfer and other documents in the Exchange Agent’s discretion (as its agent and attorney-in-fact) and the certificates and other documents of title relating to the registration of Existing Notes and to execute all other documents and to do all other acts and things as may be in the opinion of the Exchange Agent (as its agent and attorney-in-fact) necessary or expedient for the purpose of, or in connection with, the acceptance of such Exchange Offer, and to vest in Nucor or its nominees those Existing Notes. The power of attorney granted above shall be deemed irrevocable and coupled with an interest.

The undersigned understands that tenders of Existing Notes pursuant to the procedures described in the Prospectus and the instructions in this Letter of Transmittal and acceptance of such Existing Notes by Nucor will, following such acceptance, constitute a binding agreement between the undersigned and Nucor upon the terms and subject to the conditions of the Exchange Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

(1)	it has received the Prospectus and this Letter of Transmittal;

(2)

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered hereby, and it has full power and authority to execute or agree to be bound by this Letter of Transmittal and to tender, exchange, sell, assign and transfer the Existing Notes tendered and to acquire the New Notes issuable upon the exchange of such tendered Existing Notes;

(3)

as of the date of delivery of this Letter of Transmittal to the Exchange Agent or an agent’s message through ATOP, as applicable, the Existing Notes being tendered hereby were owned free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Nucor will acquire good, indefeasible and unencumbered title to those Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted for exchange by Nucor;

(4)

it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or Nucor to be necessary or desirable to complete the sale, assignment and transfer of the tendered Existing Notes on the account books maintained by the book-entry transfer facility;

(5)

acceptance of any and all validly tendered Existing Notes by Nucor and the issuance of New Notes in exchange therefor shall constitute performance in full by Nucor of its obligations under the Registration Rights Agreement and that Nucor shall have no further obligations or liabilities thereunder;

(6)	any New Notes to be received by it in the Exchange Offer will be acquired in the ordinary course of its business;

(7)

it is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

(8)	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of Nucor;

(9)	if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the New Notes; and

(10)

if it is a Participating Broker-Dealer that will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities, then it will deliver, or, to the extent permitted by applicable law, make available to purchasers, a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

Unless otherwise indicated in the boxes entitled “Special Issuance and Payment Instructions” and “Special Delivery Instructions” below, any Existing Notes not exchanged will be credited to the account maintained at DTC (specified above in the box entitled “Method of Delivery”). Similarly, unless otherwise instructed in the box entitled “Special Issuance and Payment Instructions” below, New Notes to be issued in exchange for Existing Notes will be credited to the DTC account of the undersigned or the undersigned’s custodian as specified above in the box entitled “Method of Delivery.”

The undersigned understands that the delivery and surrender of the Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this Letter of Transmittal (or a manually executed facsimile hereof), properly completed and duly executed, or a properly transmitted agent’s message via ATOP, together with all accompanying evidences of authority and any other required documents in form satisfactory to Nucor. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of any tendered Existing Notes pursuant to the procedures described above will be determined by Nucor in its sole discretion, which determination will be final and binding on all parties.

The representations and warranties and agreements of a holder tendering Existing Notes on the date of tender shall be deemed to be repeated and reconfirmed on and as of the Expiration Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Existing Notes means any holder that exercises investment discretion with respect to such Existing Notes.

PLEASE SIGN HERE
TO BE COMPLETED BY ALL HOLDERS OF EXISTING NOTES UNLESS AN AGENT’S MESSAGE IS DELIVERED VIA ATOP IN CONNECTION WITH A BOOK-ENTRY TRANSFER OF SUCH EXISTING NOTES.

This Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on the certificate for the Existing Notes or on a security position listing as the owner of the Existing Notes on the books of DTC or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Nucor for the Existing Notes tendered hereby of such person’s authority to so act. See Instruction 5.

X

X

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Dated:

Name(s):
(Please Type or Print)

Capacity (full title):

Address:

(Including Zip Code)

Area Code and

Telephone No.:

Tax Identification or

Social Security No.:

SIGNATURE GUARANTEE
(If required, see Instructions 5. Place medallion guarantee in the space below.)

(Name of Eligible Institution Guaranteeing Signature(s))

(Address, including Zip Code, and Telephone Number, including Area Code, of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated:

SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS (See Instruction 3)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 3)
To be completed ONLY if New Notes are to be issued by credit to an account maintained by DTC other than the account designated under “Method of Delivery” above. Issue New Notes to:

To be completed ONLY if Existing Notes not tendered or not accepted for exchange are to be returned by credit to an account maintained by DTC other than the account designated under “Method of Delivery” above.

Return Existing Notes not tendered or not accepted to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Zip Code)	(Zip Code)

Taxpayer Identification Number

(Such person(s) must also complete a Form W-9,

a Form W-8BEN,

a Form W-8BEN-E,

a Form W-8ECI or

a Form W-8IMY, as applicable)

Credit New Notes by book-entry transfer to the DTC account set forth below

Taxpayer Identification Number

(Such person(s) must also complete a Form W-9,

a Form W-8BEN,

a Form W-8BEN-E,

a Form W-8ECI or

a Form W-8IMY, as applicable)

Return Existing Notes by book-entry transfer to the DTC account set forth below

(DTC account number, if applicable)	(DTC account number, if applicable)

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A MANUALLY EXECUTED FACSIMILE HEREOF OR AN AGENT’S MESSAGE DELIVERED VIA ATOP IN LIEU THEREOF (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Delivery of Letter of Transmittal and Existing Notes.

This Letter of Transmittal is to be completed by tendering holders of Existing Notes if Existing Notes are to be tendered by effecting a book-entry transfer into the Exchange Agent’s account at DTC and instructions will not be transmitted through ATOP.

Holders who tender their Existing Notes through ATOP procedures shall be bound by, but need not complete and send to the Exchange Agent, this Letter of Transmittal. Accordingly, a Letter of Transmittal need not accompany tenders effected through ATOP with use of an “agent’s message.”

A book-entry transfer into the Exchange Agent’s account at DTC of all Existing Notes delivered electronically as well as a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof) or a properly transmitted agent’s message through ATOP, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein at or prior to the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offer by causing DTC to transfer Existing Notes to the Exchange Agent in accordance with ATOP procedures for such transfer at or prior to the Expiration Date. The Exchange Agent will make available its general participant account at DTC for the Existing Notes for purposes of the Exchange Offer.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to Nucor, the Trustee or DTC. Delivery of a Letter of Transmittal and all other required documents should only be made to the Exchange Agent.

The method of delivery of this Letter of Transmittal, the Existing Notes and all other required documents, including delivery through DTC and any agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail, with return receipt requested and properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent by the Expiration Date.

Neither Nucor nor the Exchange Agent is under any obligation to notify any tendering holder of Existing Notes of Nucor’s acceptance of tendered Existing Notes prior to the Expiration Date.

2.	Delivery of the New Notes.

New Notes to be issued according to the terms of the Exchange Offer, if consummated, will be delivered in book-entry form. The appropriate DTC participant name and number (along with any other required account information) needed to permit such delivery must be provided in the table entitled “Method of Delivery.” Failure to do so will render a tender of the Existing Notes defective, and Nucor will have the right, which it may waive, to reject such delivery. Holders that anticipate participating in the Exchange Offer other than through DTC are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of New Notes delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the table.

3.	Special Issuance and Payment Instructions and Special Delivery Instructions.

Tendering holders of Existing Notes should indicate in the applicable box the appropriate DTC participant name and number, if different from the DTC participant name and number of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named also must be indicated. Holders tendering Existing Notes by book-entry transfer may request that Existing Notes not exchanged be credited to such account maintained at DTC as such holder may designate hereon. If no such instructions are given, such Existing Notes not exchanged will be returned to the account maintained at DTC of the person signing this Letter of Transmittal.

4.	Tender Amounts.

Tendering holders of Existing Notes must tender Existing Notes in principal amounts equal to the minimum authorized denomination of $2,000 and integral multiples of $1,000 in excess thereof, as set forth under the heading “The Exchange Offer—Minimum Authorized Denominations” in the Prospectus. Book-entry transfers of Existing Notes to the Exchange Agent should be made in the exact principal amount of Existing Notes tendered. No tender of Existing Notes will be accepted if it results in the issuance of less than $2,000 aggregate principal amount of New Notes.

5.	Signatures on Letter of Transmittal; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder of the Existing Notes tendered hereby, the signature must correspond exactly with the name as written on DTC’s security position listing as the owner of such Existing Notes, without any change whatsoever. If any of the Existing Notes tendered hereby are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If any tendered Existing Notes are owned of record by two or more joint owners, all of such owners must sign this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Nucor, evidence satisfactory to Nucor of their authority to so act must be submitted with this Letter of Transmittal.

Any beneficial owner of Existing Notes tendered hereby who is not a holder of such Existing Notes must arrange with the person who is the holder or such holder’s assignee or nominee to execute and deliver this Letter of Transmittal on behalf of such beneficial owner. If any Existing Notes to be tendered have different holders, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different holders.

All signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each, a “Medallion Signature Guarantor”), unless the Existing Notes and this Letter of Transmittal are delivered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Existing Notes) who has not completed any of the boxes entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Guarantor Institution (as defined below). If the tendered Existing Notes are registered in the name of a person other than the signer of this Letter of Transmittal, then the signature on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor as described above.

An “Eligible Guarantor Institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are used in Rule 17Ad-15): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association.

6.	Transfer Taxes.

Holders who tender their Existing Notes for New Notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Existing Notes tendered hereby, or if tendered Existing Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes in connection with the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

7.	Validity of Tenders.

All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of any tendered Existing Notes will be determined by Nucor in its sole discretion, which determination will be final and binding on all parties. Nucor reserves the absolute right to reject any and all tenders of Existing Notes not in proper form or any Existing Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Nucor also reserves the absolute right to waive any defect or irregularity in tenders of Existing Notes, whether or not similar defects or irregularities are waived in the case of other tendered Existing Notes. The interpretation of the terms and conditions by Nucor will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as Nucor shall determine. None of Nucor, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent without cost to the holders of the Existing Notes, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date or the withdrawal or termination of the Exchange Offer.

8.	Waiver of Conditions.

Nucor reserves the absolute right to amend or waive any or all of the conditions to the Exchange Offer described in the Prospectus, at any time to the extent legally permitted.

9.	Withdrawal of Tenders.

Tenders of Existing Notes may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the heading “The Exchange Offer—Withdrawal of Tenders.” Tenders of Existing Notes may be withdrawn at any time at or prior to the Withdrawal Deadline but not thereafter, unless the Withdrawal Deadline is extended by Nucor or otherwise required by law, and only in accordance with the procedures set forth in the Prospectus under the heading “The Exchange Offer—Withdrawal of Tenders.” Contact the Exchange Agent for a form of withdrawal and revocation.

10.	No Conditional Tenders; No Guaranteed Delivery Procedures.

Nucor will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a manually executed facsimile hereof) or by transmitting an agent’s message via ATOP, you waive any right to receive notice of the acceptance of Existing Notes tendered hereby for exchange.

No guaranteed delivery procedures are being offered in connection with the Exchange Offer, so the undersigned must effect valid tenders of its Existing Notes at or prior to the Expiration Date in order to be eligible to receive New Notes.

11.	Requests for Assistance or Additional Copies.

Questions or requests for assistance related to the Exchange Offer and tender procedures and requests for additional copies of the Prospectus and this Letter of Transmittal should be directed to the Exchange Agent and the Information Agent at the address and telephone numbers included herein.

12.	Information Reporting and Backup Withholding.

Payments made to holders may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 24%. Certain holders are not subject to these information reporting and backup withholding requirements. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and timely provide to the applicable withholding agent an IRS Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to backup withholding.

Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a penalty imposed by the Internal Revenue Service (the “IRS”). Holders that are non-U.S. persons may be required to complete and timely provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the holder’s foreign status. Payments attributable to accrued but unpaid interest made to a non-U.S. person will be subject to a U.S. federal withholding tax, unless the non-U.S. person provided to the applicable withholding agent proper certification of its non-U.S. status on an applicable IRS Form W-8, and certain other requirements are met. IRS forms may be obtained from the IRS website, www.irs.gov.

As used herein, a “U.S. Holder” for U.S. federal income tax purposes is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any of the 50 states or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (y) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

In order to tender, a holder of Existing Notes should send or deliver a properly completed and duly executed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below or tender pursuant to DTC’s ATOP procedures.

The Exchange Agent and the Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328

By Registered or Certified Mail or Hand Delivery (Eligible Institutions Only):

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 334-0384

By E-mail: nucor@dfking.com

Questions or requests for assistance related to the Exchange Offer and tender procedures and requests for additional copies of the Prospectus and this Letter of Transmittal should be directed to the Exchange Agent and the Information Agent at the address and telephone numbers listed above. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.